Exhibit 99.1

For further information contact:

Douglas Dynamics, Inc.

Nathan Elwell

847-530-0249

investorrelations@douglasdynamics.com

DOUGLAS DYNAMICS REPORTS SECOND QUARTER 2020 RESULTS

Completed Successful Restart of all 20 facilities in May; Refinanced Credit Facility in June

Second Quarter Highlights:

•	Produced Net Sales of $120.0 million
•	Results include one-time, non-cash goodwill impairment charge of $127.9 million
•	Recorded GAAP Loss per Share of $(4.55)
•	Reported Adjusted EPS of $0.33
•	Refinanced $375 Million credit facility to enhance liquidity and reinforce capital structure
•	Paid $0.28 per share cash dividend on June 30, 2020; Board remains fully committed to paying dividend in 2020 and beyond

August 3, 2020 — Milwaukee, Wisconsin — Douglas Dynamics, Inc. (NYSE: PLOW), North America’s premier manufacturer and upfitter of work truck attachments and equipment, today announced financial results for the second quarter ended June 30, 2020.

“Through the tremendous efforts of everyone at our company, we successfully executed our restart in May after effectively being shut down for half of the second quarter and are operating at normal capacity today. Our team dedicated countless hours to creating a safe return to work environment for our employees and we were very pleased that approximately 99% of our furloughed employees rejoined the company in May,” explained Bob McCormick, President and CEO. “As anticipated, our second quarter financial performance was impacted by three main issues, lower pre-season orders in our Attachments segment following two consecutive years of below average snowfall in key markets, ongoing chassis supply issues in our Solutions segment, and the impact of the pandemic, including the shutdown. It is important to remember that our organization is primed to continually adapt to changing external conditions, and we remain confident in our ability to maximize our performance focusing on the factors within our control.”

Douglas Dynamics - Second Quarter 2020

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Consolidated Second Quarter 2020 Results

$ in millions (except Margins & EPS)	Q2 2020	Q2 2019
Net Sales	$120.0	$176.4
Gross Profit Margin	26.7%	33.8%

Income (Loss) from Operations	$(112.4)	$38.1
Net Income (Loss)	$(103.9)	$25.5
Diluted EPS	$(4.55)	$1.10

Adjusted EBITDA	$20.3	$44.1
Adjusted EBITDA Margin	16.9%	25.0%
Adjusted Net Income	$7.6	$26.5
Adjusted Diluted EPS	$0.33	$1.14

•	Consolidated Net Sales were lower compared to the prior year, due to the combination of lower pre-season period sales following the second consecutive winter of below average snowfall in key markets, the impact of the pandemic on demand and supply dynamics, and chassis supply constraints.
•	GAAP Net Loss of $(103.9) million and EPS of $(4.55) includes a one-time, non-cash goodwill impairment charge of $127.9 million, relating to the Municipal and Dejana reporting units of our Solutions segment.
•	After shutting down all of its facilities on March 18, the Company initially re-opened some of its facilities in mid-April and successfully re-opened all 20 of its facilities by the end of May.
•	Included in the quarter were debt modification expenses of $3.2 million, and favorable SG&A impact driven by a $2.0 million earnout reversal, plus an overall decrease in discretionary spending.
•	The effective tax rate (benefit) was (14.4%) which is lower than 24.6% last year due to the impairment of nondeductible goodwill related to the Municipal reporting unit.

Work Truck Attachments Segment Second Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q2 2020	Q2 2019
Net Sales	$73.8	$112.2
Adjusted EBITDA	$20.4	$38.5
Adjusted EBITDA Margin	27.7%	34.3%

•	Net Sales decreased 34% compared to the prior year due to lower pre-season sales, which were impacted by two consecutive winters of below average snowfall in key markets, particularly the North East.

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•	Adjusted EBITDA was impacted by lower volumes based on snowfall trends, plus the shutdown in March and April.
•	The preseason order period started two weeks later in 2020 due to the COVID-related shutdown, and an approximately 55/45 split between second quarter and third quarter pre-season orders is anticipated.
•	As previously discussed, the pre-season is expected to account for a lower portion of the segment’s sales compared to the average year, with an increased focus on the fourth quarter.

Work Truck Solutions Segment Second Quarter 2020 Results

$ in millions (except Adjusted EBITDA Margin)	Q2 2020	Q2 2019
Net Sales	$46.2	$64.1
Adjusted EBITDA	$(0.1)	$5.6
Adjusted EBITDA Margin	-0.3%	8.8%

•	Net Sales decreased compared to the prior year, as the segment continues to be impacted by the COVID-19 pandemic, including the related shutdown of the Company’s facilities, customer shutdowns, and supply chain constraints, including chassis for Class 4-6 trucks.
•	Adjusted EBITDA was impacted primarily by the shutdown and reduced economic activity in core markets on the East coast, plus supply chain issues, partially offset by reduced discretionary spending.
•	Despite near-term challenges, demand for municipal snow and ice control products and upfit remains strong, plus work truck upfits for corporate fleet orders began to rebound in June.

Dividend, Balance Sheet & Liquidity

•	A quarterly cash dividend of $0.28 per share of the Company's common stock was declared on June 4, 2020, and paid on June 30, 2020, to stockholders of record as of the close of business on June 19, 2020.
•	Net Cash Used in Operating Activities for the first six months of 2020 increased to $6.0 million from $0.3 million used during the first six months of 2019, due to less favorable operating results, partially offset by favorable working capital changes, namely a decrease in accounts receivable.
•	Free Cash Flow for the first six months of 2020 decreased to $(11.1) million from $(5.8) million for the first six months of 2019 due to the same items noted above.
•	Successfully refinanced $375 million of new credit facilities, consisting of a $275 million 6-year Senior Secured Term Loan B Facility due June 2026 and a $100 million 3-year Senior Secured ABL Revolving Credit Facility due June 2023.
•	As of June 30, 2020, Douglas Dynamics maintained $126.8 million of total liquidity, comprised of $34.9 million in cash and cash equivalents and borrowing availability of $91.9 million under its revolving credit facility.

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“We successfully refinanced our senior credit facilities during the quarter, which reinforces our robust financial position and provides us with the liquidity and flexibility to execute our growth plans,” noted Sarah Lauber, Chief Financial Officer. “In addition, despite the challenges presented so far this year, our Board remains fully committed to paying our dividend for the remainder of 2020 and beyond.”

Outlook

McCormick noted, “Significant uncertainty still exists across the country and the economic landscape, limiting our visibility and ability to forecast accurately. The exact operational and economic impact of the COVID-19 pandemic coupled with supply chain disruption is still unclear. However, we have weathered many economic storms over the years, and while this situation is unique, we believe that we are well equipped to manage through effectively and emerge stronger as conditions improve.”

The Company is providing additional outlook commentary:

•	Free Cash Flow is expected to exceed the amount necessary to fund the dividend for 2020.
•	In the Attachments segment, the preseason order period started two weeks later, but the operational restart was executed effectively allowing more products than expected to be shipped during the second quarter, creating an anticipated 55-45 split for the pre-season across the second and third quarters, respectively.
•	As previously discussed, the pre-season is expected to account for a lower portion of the segment’s sales compared to the average year, with an increased focus on the fourth quarter.

Earnings Conference Call Information

•	A conference call will occur on Tuesday, August 4, 2020 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). To join the conference call, please dial (877) 369-6591 domestically, or (253) 237-1176 internationally.
•	The call will also be available via the Investor Relations section of the website at www.douglasdynamics.com. For those who cannot listen to the live broadcast, replays will be available for one week following the call.

About Douglas Dynamics

Home to the most trusted brands in the industry, Douglas Dynamics is North America’s premier manufacturer and up-fitter of commercial work truck attachments and equipment. For more than 70 years, the Company has been innovating products that not only enable people to perform their jobs more efficiently and effectively, but also enable businesses to increase profitability. Through its proprietary Douglas Dynamics Management System (DDMS), the Company is committed to continuous improvement aimed at consistently producing the highest quality products, at industry-leading levels of service and delivery that ultimately drive shareholder value. The Douglas Dynamics portfolio of products and services is separated into two segments: First, the Work Truck Attachments segment, which includes commercial snow and ice control equipment sold under the FISHER®, SNOWEX® and WESTERN® brands. Second, the Work Truck Solutions segment, which includes the up-fit of market leading attachments and storage solutions under the HENDERSON® brand, and the DEJANA® brand and its related sub-brands.

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Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).  The non-GAAP measures used in this press release are Adjusted EBITDA, Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share, and Free Cash Flow.  The Company believes that these non-GAAP measures are useful to investors and other external users of its consolidated financial statements in evaluating the Company’s operating performance as compared to that of other companies.  Reconciliations of these non-GAAP measures to the nearest comparable GAAP measures can be found immediately following the Consolidated Statements of Cash Flows included in this press release.

Adjusted EBITDA represents net income (loss) before interest, taxes, depreciation, and amortization, as further adjusted for certain charges consisting of unrelated legal and consulting fees, pension termination costs, stock-based compensation, certain purchase accounting expenses, impairment charges, expenses related to debt modifications, and incremental costs incurred related to the COVID-19 pandemic. Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. The Company uses Adjusted EBITDA in evaluating the Company’s operating performance because it provides the Company and its investors with additional tools to compare its operating performance on a consistent basis by removing the impact of certain items that management believes do not directly reflect the Company’s core operations. The Company’s management also uses Adjusted EBITDA for planning purposes, including the preparation of its annual operating budget and financial projections, and to evaluate the Company’s ability to make certain payments, including dividends, in compliance with its senior credit facilities, which is determined based on a calculation of “Consolidated Adjusted EBITDA” that is substantially similar to Adjusted EBITDA.

Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share (calculated on a diluted basis) represents net income (loss) and earnings (loss) per share (as defined by GAAP), excluding the impact of stock based compensation, pension termination costs, non-cash purchase accounting adjustments, impairment charges, expenses related to debt modifications, certain charges related to unrelated legal fees and consulting fees, incremental costs incurred related to the COVID-19 pandemic, adjustments on derivatives not classified as hedges, net of their income tax impact. Such COVID-19 related costs include increased expenses directly related to the pandemic, and do not include either production related overhead inefficiencies or lost or deferred sales. We believe these costs are out of the ordinary, unrelated to our business and not representative of our results. Adjustments on derivatives not classified as hedges are non-cash and are related to overall financial market conditions; therefore, management believes such costs are unrelated to our business and are not representative of our results.  Management believes that Adjusted Net Income (Loss) and Adjusted Earnings (Loss) Per Share are useful in assessing the Company’s financial performance by eliminating expenses and income that are not reflective of the underlying business performance.

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Free Cash Flow is a non-GAAP financial measure that we define as net cash provided by (used in) operating activities less capital expenditures.  Free Cash Flow should be evaluated in addition to, and not considered a substitute for, other financial measures such as Net Income (Loss) and Net Cash Used in Operating Activities.  We believe that free cash flow represents our ability to generate additional cash flow from our business operations.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation, product demand, the payment of dividends, and availability of financial resources.  These statements are often identified by use of words such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to our future prospects, developments, and business strategies.  Such statements involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, weather conditions, particularly lack of or reduced levels of snowfall and the timing of such snowfall, our inability to maintain good relationships with our distributors, our inability to maintain good relationships with the original equipment manufacturers with whom we currently do significant business, lack of available or favorable financing options for our end-users, distributors or customers, increases in the price of steel or other materials, including as a result of tariffs, necessary for the production of our products that cannot be passed on to our distributors, increases in the price of fuel or freight, a significant decline in economic conditions, the inability of our suppliers and original equipment manufacturer partners to meet our volume or quality requirements, inaccuracies in our estimates of future demand for our products, our inability to protect or continue to build our intellectual property portfolio, the effects of laws and regulations and their interpretations on our business and financial condition, our inability to develop new products or improve upon existing products in response to end-user needs, losses due to lawsuits arising out of personal injuries associated with our products, factors that could impact the future declaration and payment of dividends, our inability to compete effectively against competition, our inability to achieve the projected financial performance with the assets of Dejana Truck & Utility Equipment Company, Inc., which we acquired in 2016, and unexpected costs or liabilities related to such acquisitions, as well as those discussed in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2019. You should not place undue reliance on these forward-looking statements.  In addition, the forward-looking statements in this release speak only as of the date hereof and we undertake no obligation, except as required by law, to update or release any revisions to any forward-looking statement, even if new information becomes available in the future.

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Financial Statements

Douglas Dynamics, Inc.

Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2020	2019
	(unaudited)	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$34,932	$35,665
Accounts receivable, net	76,827	87,871
Inventories	99,780	77,942
Inventories - truck chassis floor plan	6,663	6,539
Refundable income taxes paid	103	-
Prepaid and other current assets	4,714	3,511
Total current assets	223,019	211,528

Property, plant, and equipment, net	59,114	58,444
Goodwill	113,134	241,006
Other intangible assets, net	158,245	163,722
Operating lease - right of use asset	22,460	22,557
Other long-term assets	8,915	8,438
Total assets	$584,887	$705,695

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$18,743	$16,113
Accrued expenses and other current liabilities	25,845	26,496
Floor plan obligations	6,663	6,539
Operating lease liability - current	4,085	3,822
Income taxes payable	-	2,990
Current portion of long-term debt	1,972	22,143
Total current liabilities	57,308	78,103

Retiree health benefit obligation	6,549	6,338
Deferred income taxes	27,458	47,211
Long-term debt, less current portion	266,336	222,081
Operating lease liablility - noncurrent	18,638	18,981
Other long-term liabilities	24,178	19,818

Total stockholders' equity	184,420	313,163
Total liabilities and stockholders' equity	$584,887	$705,695

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Douglas Dynamics, Inc.

Consolidated Statements of Income

(In thousands, except share and per share data)

	Three Month Period Ended		Six Month Period Ended
	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
	(unaudited)		(unaudited)

Net sales	$120,043	$176,356	$188,233	$269,543
Cost of sales	87,968	116,763	144,468	187,004
Gross profit	32,075	59,593	43,765	82,539

Selling, general, and administrative expense	13,858	18,767	31,007	35,411
Impairment charges	127,872	-	127,872	-
Intangibles amortization	2,739	2,739	5,477	5,480

Income (loss) from operations	(112,394)	38,087	(120,591)	41,648

Interest expense, net	(5,662)	(4,189)	(10,702)	(8,339)
Debt modification expense	(3,192)	-	(3,192)	-
Other expense, net	(67)	(125)	(178)	(296)
Income (loss) before taxes	(121,315)	33,773	(134,663)	33,013

Income tax expense (benefit)	(17,456)	8,299	(20,718)	7,836

Net income (loss)	$(103,859)	$25,474	$(113,945)	$25,177

Weighted average number of common shares outstanding:
Basic	22,857,457	22,795,412	22,835,356	22,762,431
Diluted	22,857,457	22,830,145	22,835,356	22,795,406

Earnings (loss) per share:
Basic earnings (loss) per common share attributable to common shareholders	$(4.55)	$1.10	$(5.00)	$1.09
Earnings (loss) per common share assuming dilution attributable to common shareholders	$(4.55)	$1.10	$(5.00)	$1.08
Cash dividends declared and paid per share	$0.28	$0.27	$0.56	$0.55

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	Six Month Period Ended
	June 30, 2020	June 30, 2019
	(unaudited)

Operating activities
Net income (loss)	$(113,945)	$25,177
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	9,797	9,607
Debt modification expense	267	-
Amortization of deferred financing costs and debt discount	605	607
Stock-based compensation	2,569	2,536
Adjustments on derivatives not designated as hedges	3,057	-
Provision for losses on accounts receivable	491	891
Deferred income taxes	(19,753)	492
Impairment charges	127,872	-
Earnout liability	(2,017)	(217)
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	9,996	(34,106)
Inventories	(21,838)	(11,920)
Prepaid assets, refundable income taxes paid and other assets	(1,783)	(1,824)
Accounts payable	2,688	(109)
Accrued expenses and other current liabilities	(3,749)	9,438
Benefit obligations and other long-term liabilities	(281)	(892)
Net cash used in operating activities	(6,024)	(320)

Investing activities
Capital expenditures	(5,048)	(5,451)
Net cash used in investing activities	(5,048)	(5,451)

Financing activities
Shares withheld on restricted stock vesting paid for employees’ taxes	(72)	(50)
Payments of financing costs	(992)	--
Borrowings on long-term debt	270,875	--
Dividends paid	(12,926)	(12,570)
Net revolver borrowings	--	27,000
Repayment of long-term debt	(246,546)	(31,418)
Net cash provided by (used in) financing activities	10,339	(17,038)
Change in cash and cash equivalents	(733)	(22,809)
Cash and cash equivalents at beginning of period	35,665	27,820
Cash and cash equivalents at end of period	$34,932	$5,011

Non-cash operating and financing activities
Truck chassis inventory acquired through floorplan obligations	$8,510	$22,485

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Douglas Dynamics, Inc.

Segment Disclosures (unaudited)

(In thousands)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Six Months Ended June 30, 2020	Six Months Ended June 30, 2019
Work Truck Attachments
Net Sales	$73,830	$112,244	$92,950	$138,061
Adjusted EBITDA	$20,448	$38,466	$18,372	$40,750
Adjusted EBITDA Margin	27.7%	34.3%	19.8%	29.5%

Work Truck Solutions
Net Sales	$46,213	$64,112	$95,283	$131,482
Adjusted EBITDA	$(116)	$5,644	$245	$12,379
Adjusted EBITDA Margin	-0.3%	8.8%	0.3%	9.4%

Douglas Dynamics, Inc.

Net Income (Loss) to Adjusted EBITDA reconciliation (unaudited)

(In thousands)

	Three month period ended June 30,		Six month period ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(103,859)	$25,474	$(113,945)	$25,177

Interest expense - net	5,662	4,189	10,702	8,339
Income tax expense (benefit)	(17,456)	8,299	(20,718)	7,836
Depreciation expense	2,164	2,060	4,320	4,127
Intangibles amortization	2,739	2,739	5,477	5,480
EBITDA	(110,750)	42,761	(114,164)	50,959

Stock-based compensation	1,201	1,482	2,569	2,536
Impairment charges	127,872	-	127,872	-
Debt modification expense	3,192	-	3,192	-
COVID-19 (1)	848	-	1,165	-
Purchase accounting (2)	(2,000)	-	(2,017)	(217)
Other charges (3)	(31)	(133)	-	(149)
Adjusted EBITDA	$20,332	$44,110	$18,617	$53,129

(1) Reflects incremental costs incurred related to the COVID-19 pandemic for the periods presented.

(1) - Reflects $2,000 reversal of earn-out compensation acquired in conjunction with the acquisition of Dejana in the periods presented. Reflects $17 and $217 reversal of earn-out compensation in conjunction with the acquisition of Henderson in the six months ended June 30, 2020 and 2019, respectively.

(3) Reflects one time, unrelated legal and consulting fees for the periods presented.

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Douglas Dynamics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (unaudited)

(In thousands, except share and per share data)

	Three month period ended June 30,		Six month period ended June 30,
	2020	2019	2020	2019

Net income (loss)	$(103,859)	$25,474	$(113,945)	$25,177
Adjustments:
Stock based compensation	1,201	1,482	2,569	2,536
Impairment charges	127,872	-	127,872	-
Debt modification expense	3,192	-	3,192	-
COVID-19 (1)	848	-	1,165	-
Purchase accounting (2)	(2,000)	-	(2,017)	(217)
Adjustments on derivative not classified as hedge (3)	1,644	-	3,057	-
Other charges (4)	(31)	(133)	-	(149)
Tax effect on adjustments	(21,232)	(337)	(22,010)	(543)
Adjusted net income (loss)	$7,635	$26,486	$(117)	$26,804

Weighted average basic common shares outstanding	22,857,457	22,795,412	22,835,356	22,762,431
Weighted average common shares outstanding assuming dilution	22,857,457	22,830,145	22,835,356	22,795,406

Adjusted earnings (loss) per common share - dilutive	$0.33	$1.14	$(0.02)	$1.15

GAAP diluted earnings (loss) per share	$(4.55)	$1.10	$(5.00)	$1.08
Adjustments net of income taxes:

Stock based compensation	0.04	0.04	0.07	0.08
Impairment charges	4.72	-	4.72	-
Debt modification expense	0.11	-	0.11	-
COVID-19 (1)	0.03	-	0.05	-
Purchase accounting (2)	(0.07)	-	(0.07)	(0.01)
Adjustments on derivative not classified as hedge (3)	0.05	-	0.10	-
Other charges (4)	-	-	-	-

Adjusted diluted earnings (loss) per share	$0.33	$1.14	$(0.02)	$1.15

(1) Reflects incremental costs incurred related to the COVID-19 pandemic for the periods presented.

(2) Reflects $2,000 reversal of earn-out compensation acquired in conjunction with the acquisition of Dejana in the periods presented. Reflects $17 and $217 reversal of earn-out compensation acquired in conjunction with the acquisition of Henderson in the six months ended June 30, 2020 and 2019, respectively.

(3) Reflects mark-to-market and amortization adjustments on an interest rate swap not classified as a hedge for the periods presented.

(4) Reflects one time, unrelated legal and consulting fees for the periods presented.

Douglas Dynamics, Inc.

Free Cash Flow reconciliation (unaudited)

(In thousands)

	Three month period ended June 30,		Six month period ended June 30,
	2020	2019	2020	2019

Net cash provided by (used in) operating activities	$3,056	$5,257	$(6,024)	$(320)
Acquisition of property and equipment	(2,744)	(4,682)	(5,048)	(5,451)
Free cash flow	$312	$575	$(11,072)	$(5,771)

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